SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                  -----------------

                                    FORM 8-A12B/A

                                   AMENDMENT NO. 1

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                  DST SYSTEMS, INC.
                (Exact name of Registrant as specified in its charter)


            DELAWARE                                 43-1581814
     (State of incorporation                      (I.R.S. Employer
        or organization)                       Identification No.)


     1055 BROADWAY, KANSAS CITY, MISSOURI                   64105
     (Address of principal executive offices)              (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class            Name of each exchange on which
             to be so registered            each class is to be registered
             --------------------           -----------------------------

          PREFERRED STOCK PURCHASE RIGHTS        CHICAGO STOCK EXCHANGE

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] Not Applicable.

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ] Not Applicable.

          Securities Act registration statement file number to which this form relates: Not applicable.

          Securities  to be  registered pursuant  to Section  12(g) of  the Act:
     None.

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

          This Amendment No. 1 amends the Registrant's registration statement on Form 8-A dated January 21, 1998 in connection with the Registrant's listing of the Preferred Share Purchase Rights on the Chicago Stock Exchange. The Preferred Stock Purchase Rights are also listed on the New York Stock Exchange under a separate registration statement, which is also being amended.

          This Amendment No. 1 is being filed to include as an exhibit to this Registration Statement the First Amendment dated as of July 9, 1998 to the Rights Agreement dated as of October 6, 1995 between DST Systems, Inc. and State Street Bank and Trust Company. Except as amended hereby, there are no other changes to this Registration Statement.

     Item 1.   Description of Registrant's Securities to be Registered.

               No changes.

     ITEM 2.   Exhibits.

       99 The First Amendment dated as of July 9, 1998 to the Rights Agreement dated as of October 6, 1995 between the Registrant and State Street Bank and Trust Company.


                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        DST SYSTEMS, INC.


                                        By /s/ Robert C. Canfield
                                        ------------------------------
                                           Senior Vice President-Law,
                                           General Counsel and Secretary

     Dated:  July 30, 1998